UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2010

Florida Bank Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53813

Florida	20-8732828
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

201 N. Franklin Street

Suite 2800

Tampa, FL 33602

(Address of principal executive offices, including zip code)

(813) 367-5270

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

On July 14, 2010, Florida Bank Group, Inc. (“FBG” or the “Company”), parent company of Florida Bank, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Anderen Financial Inc. (“AFI”) and a wholly owned subsidiary of FBG (“MergerCo”) pursuant to which FBG will acquire AFI in an all-stock transaction. Under the terms of the Merger Agreement, AFI will merge with and into MergerCo (the “Merger”) and, on the same date that the Merger occurs, AFI’s wholly owned subsidiary, Anderen Bank, will be merged into FBG’s wholly owned subsidiary, Florida Bank. Upon consummation of the Merger, Florida Bank will continue as a separate, wholly owned subsidiary of FBG.

Subject to the terms and conditions of the Merger Agreement, each outstanding share of AFI common stock will be converted into the right to receive 1.32 shares of FBG common stock (the “Exchange Ratio”), with any fractional shares being rounded up to the nearest whole share. It is anticipated that the Merger will constitute a reorganization under Section 368 of the Code and that no gain or loss will be recognized by the shareholders of AFI who receive shares of FBG Common Stock in the Merger.

Prior to the effective date of the Merger, holders of AFI options will be given the opportunity to cash out their options at a price of $2.00 for each share of AFI common stock subject to such AFI option (the “AFI Option Cash-out”). If any holder of AFI options does not elect the AFI Option Cash-out then those options will be amended to provide for an extended exercise period if the holder of the AFI option is terminated from their position with FBG (either as a director or employee) during the first two years following the consummation of the Merger and the AFI options will be converted into the right to receive shares of FBG common stock following the Merger with adjustments made to the exercise price and number of shares of FBG common stock subject to the AFI option based on the Exchange Ratio. In addition, prior to the effective date of the Merger, most holders of AFI warrants will be given the opportunity to either (1) exercise their AFI warrants at an exercise price of $7.26 per share of AFI common stock as opposed to the current exercise price on all AFI warrants which is $10 per share of AFI common stock (the “AFI Warrant Exercise”) or (2) cash out their options at a price of $1.00 for each share of AFI common stock subject to such AFI warrant (the “AFI Warrant Cash-out”). If a holder of an AFI warrant does not elect either the AFI Warrant Exercise option or the AFI Warrant Cash-out option, then their AFI warrants will, as a result of the Merger, be converted into the right to receive shares of FBG common stock following the Merger with adjustments made to the exercise price and number of shares of FBG common stock subject to the AFI warrant based on the Exchange Ratio. Immediately prior to the Effective Date, FBG may issue to certain or all of its shareholders and investors in the Pre-Closing Offering (discussed below) stock purchase warrants (the “FBG Warrants”) which shall entitle the holder thereof for each such warrant to purchase shares of FBG Common Stock on or before August 15, 2013, at a purchase price equal to $7.58 per share of FBG Common Stock.

The Merger Agreement contains representations, warranties and covenants of FBG and AFI, including, among others, covenants (i) to conduct their respective businesses in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Merger and (ii) not to engage in certain kinds of transactions during such period. The board of directors of AFI has adopted a resolution recommending the approval and adoption of the Merger Agreement by the AFI shareholders, and AFI has agreed to hold a shareholder meeting to put these matters before its shareholders for their consideration. AFI has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.

The consummation of the Merger is subject to various conditions, including but not limited to (i) the receipt of regulatory approvals, (ii) the requisite approval of AFI’s shareholders, (iii) absence of any law or order prohibiting the consummation, and (iv) effectiveness of the Form S-4 registration statement relating to the FBG common stock to be issued in the Merger. In addition, each party’s obligations to consummate the Merger is subject to certain other conditions, including (i) subject to the standards set forth in the Merger Agreement, the accuracy of the representations and warranties of the other party, (ii) compliance of the other party with its covenants in all material respects, (iii) delivery of an opinion of an accounting firm relating to the U.S. federal income tax code treatment of the Merger, and (iv) FBG consummating, or satisfying all conditions to consummation of, certain transactions as described herein. The transaction is expected to close in the fourth quarter of this year.

Prior to the consummation of Merger, FBG has agreed to raise no less than $10 million and no more than $30 million through a private placement offering of its common stock (“Pre-Closing Offering”). Subject to prior regulatory approval, FBG will primarily use the net proceeds of the Pre-Closing Offering to cause a newly-formed entity to acquire certain non-performing assets carried on FBG’s consolidated balance sheet, following which FBG expects to dividend a substantial majority of such entity’s equity interests to its shareholders prior to the consummation of the Merger.

Pursuant to the Merger Agreement, FBG has agreed, following the Merger, to appoint four AFI directors to its board of directors and five Anderen Bank directors to the Florida Bank board of directors, and to nominate these directors for re-election at each of the next two annual meeting of shareholders following the consummation of the Merger.

The Merger Agreement provides termination rights for both FBG and AFI. FBG and AFI have agreed to, in certain circumstances, pay a termination fee equal to $1,675,000 to the other party if the Merger Agreement is terminated under such circumstances and, in certain cases, if future events relating to a third party acquisition proposal occur.

In connection with entering into the Merger Agreement, directors and certain executive officers of AFI entered into a shareholder voting agreement (the “Shareholder Voting Agreement”) with FBG and AFI. Pursuant to the Shareholder Voting Agreement, the directors and executive officers have agreed, among other things, to vote their shares of AFI common stock in favor of the Merger and the Merger Agreement at any AFI shareholders meeting that is held to vote on the Merger and the Merger Agreement. In addition, the directors and executive officers have agreed not to transfer, except under limited circumstances, any of their shares of AFI common stock prior to the consummation of the Merger. In addition, John Warren and Charles Allcott have agreed to enter into employment agreements with FBG that have terms and conditions that are substantially similar to employment agreements with current FBG executive officers.

The foregoing descriptions of the Merger Agreement and Shareholder Voting Agreement are not complete and are qualified in their entirety by reference to the Merger Agreement and Shareholder Voting Agreement, copies of which are filed as Exhibits 2.1 and 99.2, respectively, hereto and are hereby incorporated into this report by reference.

The Merger Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of FBG and AFI. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Investors should read the Merger Agreement and the Shareholder Voting Agreement together with the other information concerning FBG and AFI that each company publicly files in reports and statements with the Securities and Exchange Commission (the “SEC”).

Additional Information

The Merger will be submitted to the shareholders of AFI for their consideration and approval. In connection with the proposed transaction, FBG will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 which will include a proxy statement/prospectus and other relevant documents to be distributed to the shareholders of AFI, and FBG may file other relevant documents concerning the proposed merger with the SEC. Investors are urged to read the registration statement and the proxy statement/prospectus regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors will be able to obtain a free copy of the proxy statement/prospectus, as well as other flings containing information about FBG, free of charge from the SEC’s Internet site (www.sec.gov). You will also be able to obtain these documents, free of charge by contacting Florida Bank Group, Inc., 201 North Franklin St., Tampa, Florida 33602, Attention: Scott Atwood, Investor Relations, telephone 813-367-5270 or from FBG’s internet site (www.flbank.com) under the tab “About Us” and the under the heading “SEC Filings.”

FBG and AFI and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the AFI shareholders in connection with the proposed Merger. Information about the directors and executive officers of FBG is set forth in the proxy statement for FBG’s 2010 annual meeting of shareholders, as filed with the SEC on April 8, 2010. Information regarding the interests of those participants and other persons who may be deemed participants in the proposed merger may be obtained from the proxy statement/prospectus regarding the proposed merger when it becomes available. You may obtain free copies of these documents as described above.

Safe Harbor for Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Forward-looking statements, including expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will,” and similar terms and expressions to identify forward-looking statements. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us, including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the proposed merger as well as other statements of expectation regarding the proposed merger and are subject to various risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. FBG cautions readers that results and events subject to forward-looking statements could differ materially due to the following risk factors, among others: the risk that the businesses of FBG and AFI in connection with the proposed merger will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the proposed merger may not be fully realized or realized within the expected time frame; revenues following the proposed merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the proposed merger; the ability to obtain required governmental and shareholder approvals, and the ability to complete the proposed merger on the expected timeframe; possible changes in economic and business conditions; the existence or exacerbation of general geopolitical and economic instability and uncertainty; possible changes in monetary and fiscal policies, and laws and regulations; the effects of recently proposed legislation in the U.S. Congress on financial services reform; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customer and the possible impairment of collectability of loans; the effects of changes in interest rates and other risk and factors identified in FBG’s filings with the SEC. See also the “Risk Factors” in our 2009 Annual Report on Form 10-K and subsequent filings with the SEC which are currently available on our website (www.flbank.com) under the tab “About Us” and then under the heading “SEC Filings.” New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us or our anticipated results. We have no duty to, and do not intend to, update or revise the forward-looking statements in this release.

Item 8.01	Other Events

On July 15, 2010, FBG and AFI issued a joint press release announcing the execution of the Agreement and Plan of Merger, dated as of July 14, 2010, between FBG, AFI and Franklin Acquisition Company, LLC, a wholly owned subsidiary of FBG.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of July 14, 2010, by and among Florida Bank Group, Inc., Anderen Financial, Inc. and Franklin Acquisition Company, LLC.

99.1	Press Release dated July 15, 2010, Florida Bank Group, Inc. and Anderen Financial, Inc. Announce Merger.

99.2	Shareholder Voting Agreement dated as of July 14, 2010, by and among Florida Bank Group, Inc., Anderen Financial, Inc. and the signatories named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Florida Bank Group, Inc.

Date: July 15, 2010	By:	/S/ JOHN GARTHWAITE
John Garthwaite
Chief Financial Officer